                                                         Exhibit 24(b)(9)(a)(ii)

                 AMENDMENT TO TRANSFER AGENT SERVICES AGREEMENT

     This Agreement, dated as of the 13th day of December, 1994 made by and
                                     -----       --------
between Matthews International Funds, a Delaware Business Trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust and Fund/Plan have entered into an agreement dated August 12, 1994 wherein Fund/Plan agreed to provide stock transfer agency, shareholder services and related other services to the Trust (Transfer Agent Services Agreement); and

     WHEREAS, the Parties wish to amend the Transfer Agent Services Agreement to include under its terms one additional separate series of shares identified as Matthews Korea Fund;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:
     1. To amend Schedule "B" to the Transfer Agent Services Agreement in the form attached hereto as Schedule "B"; and
     2. To amend Schedule "C" to the Transfer Agent Services Agreement in the form attached hereto as Schedule "C".
     This Agreement shall take effect upon the date which the amendment to the registration statement of the Trust registering Matthews Korea Fund becomes effective.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with Schedules "B" and "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Matthews International Funds                           Fund/Plan Services, Inc.


    /s/ G. Paul Matthews                          /s/ Kenneth J. Kempf
--------------------------------               ---------------------------------
By: G. Paul Matthews, President                By: Kenneth J. Kempf, President

    /s/ John Dracott                              /s/Janet F. Davis
--------------------------------               ---------------------------------
Attest: John Dracott, Vice President           Attest: Janet F. Davis, Secretary
        & Secretary




Amendment to Transfer Agent Services Agreement between Matthews International
                      Funds and Fund/Plan Services, Inc.
================================================================================
Dated: November 26, 1996                                                  Page 1

                                                                    SCHEDULE "B"
                                                                    ============
                                                 AS AMENDED ON NOVEMBER 28, 1994
                                                 ===============================

              Shareholder Services and Transfer Agent Fee Schedule
                                      for
                          Matthews International Funds

This Fee Schedule is fixed for a period of two (2) years from the Effective Date as that term is defined in the Agreement.

I.   A) Base Fee
        --------

     $15.00 per Account per Year Annual Maintenance Fee for Series declaring semi-annual dividend distributions subject to a minimum monthly fee of $2,250 for each Series.

     B) IRA's, 403(b) Plans, Defined Contribution/Benefit Plans:
        --------------------------------------------------------

     $12.00 per Account per Year Annual Maintenance Fee

II.  Out of Pocket Expenses:
     ----------------------

     Matthews International Funds will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including postage, stationery (statements), telecommunications (telephone, fax, dedicated 800 line, on-line access), special reports, transmissions, records retention, tapes, couriers and any pre-approved travel expenses.

III. Other Services Not Covered By This Agreement
     --------------------------------------------

     Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies are not included herein, and will be quoted separately. To the extent the Fund should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services, programming requests or reports will be quoted upon request.




Amendment to Transfer Agent Services Agreement between Matthews International
                      Funds and Fund/Plan Services, Inc.
===============================================================================
Dated: November 25, 1996                                                  Page 2

                                                                    SCHEDULE "C"
                                                                    ============
                                                 AS AMENDED ON NOVEMBER 28, 1994
                                                 ===============================



                           IDENTIFICATION OF SERIES


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                         MATTHEWS INTERNATIONAL FUNDS

                           1. Matthews Pacific Tiger Fund
                           2. Matthews Asian Convertible Securities Fund
                           3. Matthews Korea Fund

This Schedule "C" may be amended from time to time by agreement of the Parties.



Amendment to Transfer Agent Services Agreement between Matthews International
                      Funds and Fund/Plan Services, Inc.
===============================================================================
Dated: November 25, 1996                                                  Page 3